EXHIBIT J

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our reports dated February 6, 2004, on the financial statements and financial highlights of the USAA Life Aggressive Growth Fund, the USAA Life Diversified Assets Fund, the USAA Life Growth and Income Fund, the USAA Life Income Fund, and the USAA Life World Growth Fund, as of and for the year ended December 31, 2003 in the Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A No. 33-82270).



                                     ERNST & YOUNG LLP

San Antonio, Texas
February 26, 2004